UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

Filed by the Registrant   

Filed by a Party other than the Registrant 

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	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	Definitive Proxy Statement
	Definitive Additional Materials
	Soliciting Material Pursuant to Rule 14a-12

ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)

PAGIDIPATI FAMILY, LP

MPIC FUND I, LP

MPIC CANADIAN LP

CORNER MARKET CAPITAL MANAGEMENT, INC.

CORNER MARKET CAPITAL U.S., INC.

CORNER MARKET CAPITAL CORP.

SANJEEV PARSAD

ALNESH MOHAN

DAVID POLONITZA
RAHUL PAGIDIPATI

SIDD PAGIDIPATI

WAYNE JONES

RICHARD POLONITZA

GRETA POLONITZA

G. ANDREW COOKE

DR. DEVAIAH PAGIDIPATI

DR. RUDRAMA PAGIDIPATI

KIRK ANDERSON

PAUL W. KIM

(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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The Committee to Enhance ITEX (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On October 20, 2010, the Committee issued the following press release and  posted  to HTTP://WWW.ENHANCEITEX.COM

The Committee to Enhance ITEX Mobilizes Executive Leadership Team

Press Release Source: The Committee to Enhance ITEX on Wednesday October 20, 2010, 11:00 am EST

CRANFORD, N.J., Oct 20 /PRNewswire/ -- The Committee to Enhance ITEX (the “Committee”) announces continuing discussions with experienced executives to lead the business operations of the ITEX Corporation (“ITEX”)  if necessary.  While discussions continue, the following two executives have currently indicated their interest in joining ITEX’s management team and are prepared to successfully transition ITEX and implement the Committee’s plan:

•              A Partner at a prominent $90+ million capital firm, with over 16 years of experience serving as a CEO of high-growth companies and turnarounds. He has served as CEO and founder of one of the first dynamically generated e-commerce sites; President and Founder of an enterprise Software-as-a-Service company with Fortune 500 customers; CEO and founder of a technology company serving clients such as Albertsons, Bain & Company, and Exodus Computing; CTO and board member of a venture-backed online mortgage bank which became one of the five largest in the US during his tenure; and turnaround CEO of a multi-office recruiting and technology business.

•              A senior executive with operational experience that includes a career of over 15 years within the barter industry.  As an operator he has been able to significantly grow his barter business through organic growth.  Beyond his operational experience, the candidate has served on numerous boards and maintains a high level of peer acknowledgement.

The Committee will continue to communicate with you regarding details of our ideas to improve ITEX.  Our website, www.enhanceitex.com (the “Website”), will be the primary channel over which we will impart information on vital matters.  We encourage shareholders to visit our website regularly and to share their thoughts with us.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee, together with the Participants (as defined below), intends to make a preliminary filing with the United States Securities and Exchange Commission (the "SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of the ITEX Corporation.

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL AT enhanceitex@investor-com.com.

The participants in the proxy solicitation are anticipated to be David Polonitza, Wayne Jones, Sidd Pagidipati, Rahul Pagidipati. Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati, Dr. Rudrama Pagidipati, Kirk Anderson, and Paul W. Kim  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the ITEX Corporation, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on 22 September 2009, as amended or may be amended from time to time (the "Schedule 13D"). The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants and their affiliates collectively own an aggregate of 474,941 shares of Common Stock of the ITEX Corporation, consisting of the following:  (1) 127,975 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 140,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP,  (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the Participants disclaims beneficial ownership of such shares except to the extent of his/her/its pecuniary interest therein.

DISCLAIMER

Certain factual, financial, and statistical data and other information contained herein was obtained by the Committee to Enhance ITEX from the SEC filings of ITEX Corporation--sources that it deems to be reliable. However, the Committee to Enhance ITEX has not independently verified any of such data or other information, or the reasonableness of the assumptions upon which such data and other information was based, and there can be no assurance as to the accuracy of such data and other information. The Committee to Enhance ITEX recognizes that there may be confidential or otherwise non-public information discussed in this letter that could lead ITEX Corporation or others to disagree with the conclusions reached by the Committee to Enhance ITEX.

The analyses provided may include certain statements, assumptions, estimates and projections prepared with respect to, among other things, the historical and anticipated operating performance of the ITEX Corporation. Such statements, assumptions, estimates, and projections reflect various assumptions by the Committee to Enhance ITEX concerning anticipated results that are inherently subject to significant economic, competitive, and other uncertainties and contingencies and have been included solely for illustrative purposes. No representations, express or implied, are made as to the accuracy or completeness of such statements, assumptions, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein. The Committee to Enhance ITEX disclaims any obligation to update this letter.

Some members of the Committee to Enhance ITEX own common stock of the ITEX Corporation. The members of the Committee to Enhance ITEX may, in future, change their stock holding positions in the ITEX Corporation, collectively or individually, and may possibly increase, decrease, dispose of, or change the form of their investment for any or no reason.

This letter should not be considered a recommendation to buy, sell, or hold any investment. In addition, this letter is neither an offer to purchase nor a solicitation of an offer to sell any securities of the ITEX Corporation.

Contact:

John Grau

InvestorCom, Inc.

(203) 972-9300

Or

David Polonitza

(502) 460-3141

polonitza@enhanceitex.com